UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02  Results of Operations and Financial Condition.
     On August 2, 2007, Newpark Resources, Inc. issued a press release announcing financial information for the quarter ended June 30, 2007. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation by reference language in such filing.
Item 2.05  Costs Associated with Exit or Disposal Activities
     In June 2007, we signed a letter of intent with a third party, subject to approval by our Board of Directors. On August 1, 2007, our Board of Directors approved an agreement to sell substantially all of the operating assets of a sawmill facility that supplies wood products to third parties and provides wooden mat materials for our Mats and Integrated Services segment for $4.0 million, subject to certain adjustments. As a result of this agreement, we recorded a $3.2 million impairment, reducing the value of the sawmill assets to expected realizable value. We expect this sale to be completed in the third quarter of 2007.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.
99.1      Press release issued by Newpark Resources, Inc. on August 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: August 3, 2007	By:	/s/ James E. Braun
James E. Braun, Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Newpark Resources, Inc. on August 2, 2007.